Exhibit 3.67

ARTICLES OF INCORPORATION
OF
S. D. SHEPHERD SYSTEMS, INC.

The undersigned, Gary B. Fontenelle, acting as incorporator of the above-mentioned corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation:

ARTICLE I

The name and title of this corporation shall be S. D. Shepherd Systems, Inc., which unless sooner dissolved in accordance with law shall exist and continue in perpetuity.

ARTICLE II

The purpose for which this corporation is formed is to engage in any lawful activity for which a corporation may be organized under the Texas Business Corporation Act.

ARTICLE III

The aggregate number of shares that this corporation shall have authority to issue is 10,000 shares with each having a par value of $10.00.

ARTICLE IV

This corporation will not commence business until it has received for the issuance of its shares consideration equal to or exceeding the value of one thousand dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE V

The street address of its initial registered office, and the name of its initial registered agent at this address are as follows:

Steven J. Shepherd
1664 Beaconshire
Houston, Texas  77077

ARTICLE VI

There shall be two Directors constituting the initial Board of Directors until the first annual meeting of the shareholders or until their successors are elected and qualified. The names and addresses of those two Directors are as follows:

Steven J. Shepherd
1664 Beaconshire
Houston, Texas  77077

Daryl W. Shepherd
1664 Beaconshire
Houston, Texas  77077

ARTICLE VII

The name and address of the incorporator are as follows:

Gary B. Fontenelle
2206 Gray Falls
Houston, Texas  77077

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 27 day of February, 1987.

/s/ Gary B. Fontenelle
Name: Gary B. Fontenelle
Title: Incorporator

V E R I F I C A T I O N

State of Texas
County of Harris

Before me, a notary public, on this day personally appeared GARY B. FONTENELLE known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct.

Given under my hand and seal the 27th day of February, 1987.

/s/ Pat Boal
Notary Public In and For
The State of Texas

My Commission Expires:

11-7-8